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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT entered into as of the 1st day of August, 1999, by and between REZ, INC., formerly known as REZSOLUTIONS, INC., a Delaware corporation (the "Company"), and I. MALCOLM HIGHET (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is essential and in the best interest of the Company and its stockholders to enter into this Agreement to retain the services of the Executive and to ensure his continued dedication and efforts; and

         WHEREAS, in order to induce the Executive to enter into employment by the Company, the Company desires to provide the Executive with certain benefits during the term of his employment and, in the event his employment is terminated, to provide the Executive with the benefits and payments described herein.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. EMPLOYMENT TERM.

         The "Employment Term" shall commence on August 1, 1999 (the "Effective Date") and shall expire on the third (3rd) anniversary of the Effective Date; provided, however, that on each anniversary of the Effective Date, the Employment Term shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the Employment Term shall not be so extended.

2. EMPLOYMENT.

         (a) Subject to the provisions of Section 8 hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term. During the Employment Term, the Executive shall be employed as the PRESIDENT AND CHIEF EXECUTIVE OFFICER of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company.

         (b) During the Employment Term, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The Executive may (1) serve on corporate, civil or charitable boards or committees, (2) manage personal investments, (3) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder and (4) retain his status as an employee of Reed Elsevier, Inc., or an affiliate thereof, solely for purposes of retaining pension compensation or other benefits. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

3. COMPENSATION.

         (a) Base Salary. Beginning on January 1, 2000, the Company agrees to pay or cause to be paid to the Executive an annual base salary of Two Hundred Seventy-Five Thousand Dollars ($275,000.00), and as may be increased from time to time by the Executive Committee of the Board (the "Executive Committee") and, if the Executive Committee shall no longer exist, by the Compensation Committee of the Board (the "Compensation Committee")(hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. From the Effective Date through December 31, 1999,



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Executive shall receive no Base Salary but shall instead receive salary payments pursuant to the Employee Lease Agreement dated July 16, 1998, between the Company and Reed Elsevier, Inc.

         (b) Annual Bonus. In addition to Base Salary, the Executive may be awarded, for each fiscal year ending during the Employment Term, an annual discretionary bonus (the "Annual Bonus") in accordance with the terms and conditions of the bonus plan approved by the by the Executive Committee and, if the Executive Committee shall no longer exist, by the Compensation Committee. Any actual payment or award under such annual bonus plan, and the size of any payment or award, will be in accordance with the terms of the plan. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

4. EMPLOYEE BENEFITS.

         During the Employment Term and beginning on the Effective Date, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans; provided, however, that for the purposes of this Section 4, all benefits provided pursuant to the pension plan schedule which appears as Exhibit "C" to that certain Share Exchange Agreement dated as of October 9, 1997, among the Company, Reed Elsevier Inc., a Massachusetts corporation ("Reed"), Utell International Group Ltd., a company duly incorporated under the laws of England and Wales ("UIGL"), and Anasazi Inc., a Delaware corporation ("Anasazi") shall not be considered. Unless otherwise provided herein, the compensation and benefits under, and the Executive's participation in, such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally, but in no event on a basis less favorable in terms of benefit levels and coverage than offered to other similarly situated executives of the Company. The Company may reduce benefit levels if such changes are part of broad-based changes in the Company's benefit programs offered generally to all employees. Notwithstanding the foregoing, nothing herein shall obligate the Company to adopt such plans, practices or programs.

5. EXECUTIVE BENEFITS.

         During the Employment Term, the Executive shall be entitled to participate in all executive benefit or incentive compensation plans maintained or established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans; provided, however, the grant of a stock option in any year is not guaranteed, and will be dependent on the Board's evaluation of the Executive's performance. Unless otherwise provided herein, the compensation and benefits under, and the Executive's participation in, such plans shall be on the same basis and terms as other similarly situated executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder. Notwithstanding the foregoing, nothing herein shall obligate the Company to adopt such plans, practices or programs.

6. OTHER BENEFITS.

         (a) Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to all fringe benefits and perquisites (e.g., company cars, club dues, physical examinations, financial planning and tax preparation services) generally made available by the Company to its executives. Unless otherwise provided herein, the fringe benefits and perquisites provided to Executive shall be on substantially the same basis and terms as other similarly situated executives of the Company.

         (b) Expenses. The Executive shall be entitled to receive reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company in accordance with the accounting procedures and expense reimbursement policies of the Company as it shall adopt from time to time.


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7. VACATION AND SICK LEAVE. During the Employment Term, at such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:

         (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board.

         (b) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

8. TERMINATION. During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

         (a) Cause. The Company may terminate the Executive's employment for "Cause." A termination of employment is for "Cause" if the Executive:

                  (1) has been convicted of or plead guilty to a felony; or

                  (2) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or from which he derives an improper material personal benefit; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in this clause (2) until:

                           (i) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in this clause (2) and specifying the particulars thereof in reasonable detail; and

                           (ii) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

                  (3) commits gross malfeasance or intentionally fails to perform the duties of the Executive's position; provided, however, the Company shall first notify the Executive in writing stating with reasonable specificity the action or inaction of the Executive which forms the basis for such notice and the Executive fails to cure such malfeasance or failure within ten (10) days of the date of such notice.

                  (4) violates any valid non-competition or non-disclosure agreement or the Company's insider trading policy, if any.

Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.


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         (b) Disability. The Company may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his material duties under this Agreement which continues for a period of at least ninety (90) consecutive days. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the Employment Term and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive will be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

         (c) Good Reason.

                  (1) The Executive may terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in Subsections (i) through (vii) hereof:

                           (i) If the Executive shall cease to be the President and Chief Executive Officer of the Company (or any successor or parent thereof) or if he shall not be elected to the Company's Board or upon the assignment to the Executive of any material duties or responsibilities which are inconsistent with his position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except during a period of disability or in connection with the termination of his employment for Disability, Cause, as a result of his death, or by the Executive other than for Good Reason;

                           (ii) a reduction in the Executive's Base Salary or any failure to pay the Executive any compensation or benefits to which he is entitled within thirty (30) days of the date due;

                           (iii) the Company requiring the Executive to be based at any place outside a one hundred (100) mile radius from the Company's location in Phoenix, Arizona, except for reasonably required travel on the Company's business;

                           (iv) a voluntary termination by the Executive pursuant to a Notice of Termination delivered to the Company within the thirty day period commencing on the first anniversary of a Change In Control.

                           (v) any material breach by the Company of any provision of this Agreement: provided, however, the Executive shall first notify the Company in writing stating with reasonable specificity the breach by the Company and the Company fails to cure such breach within ten (10) days of the date of such notice;

                           (vi) any purported termination of the Executive's employment for Cause by the Company which is found by a court of competent jurisdiction or an arbitrator not to comply with the terms of Section 8(a); or

                           (vii) the failure of the Company to obtain an agreement, reasonably satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 14 hereof.

                  (2) The Executive's right to terminate his employment pursuant to this Section 8(c) shall not be affected by his incapacity due to physical or mental illness.

         (d) Voluntary Termination. Upon thirty (30) days prior written notice, either the Executive or the Company may voluntarily terminate the Executive's employment hereunder at any time; provided, however, in the event of any such termination by the Company, the Company shall pay to the Executive the amounts set forth in Section 9(c) hereof.


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9. COMPENSATION UPON TERMINATION. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the following benefits:

         (a) If the Executive's employment with the Company shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including:

                  (1) Base Salary,

                  (2) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date,

                  (3) vacation pay, and

                  (4) sick leave (collectively, "Accrued Compensation").

         (b) If the Executive's employment with the Company shall be terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including the Accrued Compensation. In addition, the Company shall pay to the Executive or his beneficiaries the following:

                  (1) the Base Salary for a period of one (1) year from the date of such Disability or death, and

                  (2) an amount equal to the "Pro Rata Bonus" (as hereinafter defined). The "Pro Rata Bonus" is an amount equal to the target bonus amount the Executive would have been entitled to in the fiscal year which includes the Termination Date (the "Bonus") multiplied by a fraction, the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

         (c) If the Executive's employment with the Company shall be terminated (other than by reason of death) by the Company other than for Cause or Disability or by the Executive for Good Reason, the Company shall pay to the Executive the following:

                  (1) the Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus;

                  (2) the Company shall continue to pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount equal to the sum of (A) the Executive's monthly Base Salary in effect for the month immediately preceding the Termination Date and
                  (B) the Bonus, for a period of twenty-four (24) months following the Termination Date;


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                  (3) during the twelve (12) month period immediately following the Termination Date (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (i) to the Executive immediately prior to the Notice of Termination or (ii) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 9(c)(3) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries, than the most favorable of such coverages and benefits provided to the Executive during any of the periods referred to in clauses (i) and (ii) above. The Company's obligation hereunder with respect to the foregoing benefits shall terminate in the event the Executive obtains any such benefits (regardless of level and scope of coverage) pursuant to a subsequent employer's benefit plans. This Section 9(c)(3) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                  (4) the restrictions on any outstanding stock options (including restricted stock and granted performance shares or units) granted to the Executive under any stock option plans or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested;

                  (5) prior to the initial public offering of shares of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "IPO"), the Executive shall have the right, but not the obligation, exercisable within thirty (30) days of the Termination Date, to require the Company to purchase, for cash, any shares of common stock of the Company which were received by the Executive at the time of the merger of Cactus Acquisition, Inc., a Delaware corporation (a subsidiary of the Company) ("Cactus") and Anasazi, (the "Securities") at a price equal to the Fair Market Value of such shares on the Termination Date; and

                  (6) the Company shall reimburse to the Executive the costs of any outplacement services incurred by Executive, up to a maximum amount of Fifteen Thousand Dollars ($15,000.00).

         (d) The amounts provided for in Sections 9(a), 9(b)(2) , 9(c)(1) and 9(c)(5) shall be paid within thirty (30) days after the Executive's Termination Date; provided, however, in the event of the determination of the Fair Market Value of a security pursuant to Section 10(a)(4) hereof, payment of the Fair Market Value thereof pursuant to Section 9(c)(5) hereof shall occur not later than fifteen (15) days after the date of such determination. Expenses incurred by Executive under Section 9(c)(6) shall be paid within ninety (90) days of the receipt by the Company of a claim for reimbursement submitted by the Executive.

         (e) The Executive hereby acknowledges that full payment and/or performance by the Company of its obligations as set forth in Sections 9(b) or 9(c) hereof shall be in lieu of any other remedy or cause of action the Executive may have, either at law or in equity as a result of the termination of the Executive's employment pursuant to such Sections.



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10. DEFINITIONS.

         (a) Fair Market Value. For the purposes of this Agreement, the "Fair Market Value" of a security shall be determined as follows:

                  (1) the Fair Market Value of the security shall be the price established, determined in good faith, in the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company, the closing of which shall have occurred within the six month period immediately preceding such Termination Date; or

                  (2) if no transaction shall have occurred within such six-month period, the Fair Market Value of the security shall be determined by reference to the price established by the Board within the six (6) months preceding the Termination Date for the purpose of granting any options under an incentive stock option plan maintained by the Company; or

                  (3) if the Board has failed to establish such price within such six month period, the Fair Market Value of the security shall be determined by negotiation, in good faith, between the Executive and the Company; or

                  (4) in the event the Executive and the Company have been unable to agree under Section 10(a)(3) above within thirty
                  (30) days of the Termination Date as to the Fair Market Value of the security, the Executive and the Company shall mutually select, at the expense of the Company, a nationally recognized firm possessing expertise in the valuation of similar companies who shall render its opinion to the Company and the Executive as to the Fair Market Value of the security.

         (b) Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

         (c) Termination Date, Etc. For purposes of this Agreement, "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

                  (1) If the Executive's employment is terminated by the Company for Cause, the date of the Notice of Termination;

                  (2) If the Executive's employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the "Notice of Termination is given to the Executive, provided that the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

                  (3) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

         (d) Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Reed or UIGL or any parent, subsidiary or affiliate of the foregoing (collectively referred to as "Utell"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent



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                  (50%) of the combined voting power of the Company's then
                  outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by
                  (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction" (as hereinafter defined);

                  (2) An acquisition (other than directly from the Company) of the Voting Securities of the Company by Utell, immediately after which Utell has Beneficial Ownership of more than eighty-five percent (85%) of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control;

                  (3) The individuals who, as of the date this Agreement is approved by the Board are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of the members of the Board designated to grant such approval under Section 12 of the Company's Bylaws, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (4) Approval by stockholders of the Company of:

                           (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                    (A) the stockholders of the Company,
                                    immediately before such merger,
                                    consolidation or reorganization, own
                                    directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) [sixty percent (60%) after an IPO] of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (a majority after an IPO) of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

                                    (C) no Person other than (i) the Company,
                                    (ii) any Subsidiary, (iii) any employee
                                    benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or
                                    (iv) any Person who, immediately prior to the merger, consolidation or reorganization had

                                    Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                           (ii) A complete liquidation or dissolution of the Company; or

                           (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a parent in a Non-Control Transaction).

                  (5) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely: (i) because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; or (ii) by virtue of an IPO.

11. EXCISE TAX PAYMENTS.

         (a) In the event that the Company determines that a portion of any payment or benefit to the Executive or for his benefit payable or distributable pursuant to the terms of this Agreement will be deemed to be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Payment" or "Payments"), then the Company shall have the right to reduce the Payment by the amount of such excess.

         (b) An initial determination as to whether all or a portion of a Payment represents an excess parachute payment and the amount thereof shall be made at the Company's expense by its accounting firm (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten (10) days of the Termination Date. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination.

12. UNAUTHORIZED DISCLOSURE. During the period that the Executive is actively employed by the Company and thereafter, the Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board (other than pursuant to a court order) to any person, other than an employee, consultant, auditor, attorney or director of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, in violation of any valid standard nondisclosure agreement (or similar document) executed by the Executive; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 12) or any information not otherwise considered confidential and material by a reasonable person engaged in the same business as that conducted by the Company.

13. NONCOMPETITION.

         (a) Except with the prior written consent of the Company authorized by a resolution adopted by the Board, for the period beginning upon the date hereof and ending on: (i) in the event of the termination of the Executive's employment by the Executive for Good Reason pursuant to Section 8(c) or by the Company pursuant to Section 8(d) hereof and the Executive is receiving payments from the Company pursuant to Section 9(c)(2) hereof, the date on which the last such payment is received; or (ii) in the event of the voluntary termination of the Executive's employment by the Executive pursuant to Section 8(d) hereof, the date which is nine (9) months from the Termination Date; or (iii) in the event of the termination of the Executive's employment for any other reason, the Termination Date, Executive shall not directly or indirectly as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become substantially financially interested in, employed by or have any connection with, any business engaged principally in the development of hospitality central reservation or property management systems software or provision of hospitality central reservation and property management services in any country where the Company or any of its subsidiaries is then engaged in such businesses; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of the class of a publicly traded stock or securities of such corporation.

         (b) Executive agrees that for a period of one year following termination of employment with the Company, he/she will not solicit or in any manner encourage employees of the Company, its subsidiaries or parent to leave its employ. Executive further agrees during such period he/she will not offer or cause to be offered employment to any person who is employed by the Company, its subsidiaries or parent at any time during the six months prior to the termination of his/her employment with the Company.

         (c) In case any one or more of the terms contained in subsections (a) or (b) of this Section shall for any reason become invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms herein, but such terms shall be deemed deleted and such deletion shall not affect the validity of the other terms of this Section. In addition, if any one or more of the terms contained in subsections (a) or (b) of this Section shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity that term shall be construed in an manner to enable it to be enforced to the extent compatible with applicable law.

14. SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

         (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

15. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as a result of the breach or default by the Company of the terms hereof.

16. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

17. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

18. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off (except against amounts actually owed by the Executive to the Company as evidenced by promissory notes, loan agreements and similar documents executed by the Executive), counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others.

19. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona without giving effect to the conflict of law principles thereof. Subject to Section 23 of this Agreement, any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Maricopa County of the State of Arizona.

21. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

23. ARBITRATION. Any dispute or controversy arising out of or relating to this Agreement shall be determined and settled by arbitration in the City of Phoenix, Arizona, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Such arbitrator shall have no power to modify any of the provisions of this Agreement, and his or her jurisdiction is limited accordingly. A party requesting arbitration hereunder shall give ten (10) days' written notice to the other party prior to requesting such arbitration. Unless the arbitrator decides otherwise, the successful party in any such arbitration shall be entitled to reasonable attorneys' fees and costs associated with such arbitration. If the parties hereto cannot agree upon an arbitrator, then one shall be appointed by the governing official of the Arizona Chapter of the American Arbitration Association. Any arbitrator so appointed shall have extensive experience in a profession connected with the subject matter of the dispute. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by the number of days plus ten (10) that are taken for the determination of that matter by the arbitrator.

         IN WITNESS WHEREOF, the company has caused this agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                                REZ, INC.
                                                (formerly known as REZSOLUTIONS,
                                                INC.), a Delaware corporation



                                                By: /s/ W. THOMAS CASTLEBERRY
                                                   -----------------------------
                                                Title: Vice Chairman
                                                      --------------------------
ATTEST;
 /s/ KRISTIN S. SCHLOEMER
-----------------------------
                                                EXECUTIVE



                                                By:  /s/ I. MALCOLM HIGHET
General Counsel                                    -----------------------------
----------------------
                                                Name: I. Malcom Highet
                                                     ---------------------------